UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 19, 2014

ALICO, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	0-261	59-0906081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10070 Daniels Interstate Court, Suite 100, Fort Myers, FL 33913

(Address of Principal Executive Offices) (Zip Code)

(239) 226-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Alico, Inc. (the “Company”) entered into a triple net Agricultural Lease on May 19, 2014 (the “Lease”) with its sole sugarcane customer, United States Sugar Corporation (the “Tenant”) of approximately 30,600 gross acres of land in Hendry County, Florida used for sugarcane farming which includes 19,181 acres planted or plantable to sugar (“Net Cane Acres”). As a result of the Lease, the Company will no longer be directly engaged in sugarcane farming.

The term of the Lease is ten (10 years) which may be extended by either party for three (3) additional one year periods, except with respect to a specific portion of the leased premises (4,561 Net Cane Acres) which has a five (5) year term which may be extended by either party for an additional year but can be terminated by the Company at any time after one year. The Lease includes various covenants, indemnities, defaults, termination rights, and other provisions customary for lease transactions of this nature.

The annual base rent under the Lease is $3,548,485 due and payable to the Company on or before the first day of each year, and the Tenant is obligated to pay additional rent per Net Cane Acre annually if the year-end average net selling price per hundred weight is greater than or equal to $28. This effectively increases the rent in the event sugar prices rise in the future. The Lease also provides for a one-time reimbursement to the Company, at book value, for costs to plant sugarcane, growing costs and purchase of certain rolling stock used in the sugarcane operation.

The Company believes that the Lease will reduce both operational and production risks while eliminating capital expenditures related to planting costs and farming equipment. The Lease will increase the Company’s free cash flow allowing for investment in other opportunities while also allowing the Company to participate in future rising sugar prices, if any. The Company expects this lease transaction to result in a modest increase in operating income, decrease earnings before interest, taxes, depreciation and amortization (EBITDA) and increase free cash flow.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease, a copy of which will be filed with the Company’s next Quarterly Report on Form 10-Q.

Item 8.01	Other Events.

The disclosure set forth in Item 1.01 above is incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC.

Date: May 22, 2014	By:	/s/ W. Mark Humphrey
	Name:	W. Mark Humphrey
	Title:	Senior Vice President and Chief Financial Officer

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